                                                                   EXHIBIT 10.31








                                SERVICE AGREEMENT

                                     between

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                       and

                               UGI UTILITIES, INC.

                                SERVICE AGREEMENT

      THIS AGREEMENT entered into this 1st day of October, 1996, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and UGI UTILITIES, INC., hereinafter referred to as "Buyer," second party,

                                   WITNESSETH

      WHEREAS, pursuant to the Federal Energy Regulatory Commission's (Commission) Order No. 636 and Seller's procedures set forth on page 7 of Seller's August 4, 1993 Order No. 636 Compliance Filing in Docket No. RS92-86, Buyer has notified Seller of its desire to unbundle its bundled firm transportation service under Seller's Rate Schedule FT-NT and convert such service from Part 157 of the Commission's regulations to service with Seller and the upstream pipeline(s) under Part 284(g) of the Commission's regulations; and

      WHEREAS, Buyer has designated that Seller's Part 284(g) service will be rendered under Seller's Rate Schedule FT; and

      WHEREAS, Seller has prepared this agreement for service for Buyer under Rate Schedule FT, and this agreement will supersede and terminate the existing service agreement between Seller and Buyer under Rate Schedule FT-NT; and

      WHEREAS, this agreement shall not be effective until Seller's service agreements) with the upstream transporter(s) has (have) been amended to reflect Seller's reduced transportation service entitlement.

      NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                           GAS TRANSPORTATION SERVICE

      1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of ) 22,000 Mcf per day.

      2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                   ARTICLE II
                               POINT(S) OF RECEIPT

      Buyer shall deliver or cause to be delivered gas at the points) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum

                                       2
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                          SERVICE AGREEMENT (CONTINUED)



operating, pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

      See Exhibit A, attached hereto, for points of receipt.

                                   ARTICLE III
                              POINT(S) OF DELIVERY

      Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following points) of delivery and at a pressure(s) of:

      See Exhibit B, attached hereto, for points of delivery and pressures.

                                   ARTICLE IV
                                TERM OF AGREEMENT

      This agreement shall be effective as of October 1, 1996 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time October 31, 2006 and thereafter until terminated by Seller or Buyer upon at least twelve (12) months written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any. Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221 (d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                    ARTICLE V
                             RATE SCHEDULE AND PRICE

      1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.

      2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which

      3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees

                                       3
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                          SERVICE AGREEMENT (CONTINUED)



incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                   ARTICLE VI
                                  MISCELLANEOUS

      1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

      Rate Schedule FT-NT Service Agreement between Seller and Buyer dated July 20, 1992 as amended October 1, 1992 and February 1, 1993.

      2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

      3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

      4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

      5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

            (a)   If to Seller:
                  Transcontinental Gas Pipe Line Corporation
                  P.O. Box 1396
                  Houston, Texas, 77251
                  Attention:  Customer Services

            (b)   If to Buyer:
                  UGI UTILITIES, INC.
                  P.O. Box 13009
                  Reading, Pennsylvania 19612-3009
                  Attention:  Vice President - Gas Supply

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.



                                       4
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                          SERVICE AGREEMENT (CONTINUED)



                                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                                                     (Seller)



                                   By: /s/ Rosemary W. Schatzman
                                      -----------------------------------------
                                               Rosemary W. Schatzman
                                      Director of Customer Service & Scheduling




                                                          UGI UTILITIES, INC.
                                                                      (Buyer)



                                   By: /s/ R.J. Chaney
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                       5
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                                    EXHIBIT A

                                                             BUYER'S CAPACITY
         POINT(S) OF RECEIPT                              ENTITLEMENT (Mcf/d) 1/
         -------------------                              ----------------------
The point of interconnection between the                          22,000
facilities of Seller and CNG Transmission
Corporation at Leidy in Clinton County,
Pennsylvania.








1/ These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in
Article V, 2 of this Service Agreement, which are subject to change as provided for in Article V, 2 hereof.
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                                    EXHIBIT B

         POINT(S) OF DELIVERY                                              PRESSURE(S)
         --------------------                                              -----------
Hazelton District Meter Station, located at                   Not less than fifty (50) pounds per square
mile post 61.73 on Seller's Leidy                             inch gauge or at such other pressures as
may
Transmission Line approximately 3,400 feet                    be agreed upon in the day to day operations
east of Junction of Pennsylvania Highways                     of Buyer and Seller.
940 and 115 in Tobyhanna Township, Monroe
County, Pennsylvania.

TEVCO-UGI Meter Station (Humbolt), Luzerne                    Not less than fifty (50) pounds per square
County, Pennsylvania.                                         inch gauge or at such other pressures as
may
                                                              be agreed upon in the day to day operations
                                                              of Buyer and Seller.

Quarryville Meter Station, Lancaster County,                  Not less than fifty (50) pounds per square
Pennsylvania.                                                 inch gauge or at such other pressures as
may
                                                              be agreed upon in the day to day operations
                                                              of Buyer and Seller.